Exhibit 99.2

B Green Innovations Enters into Letter of Intent To Acquire the Assets of Duzall, Inc.

Duzall with its Unique Patented Design
Crushes Beverage Containers to a Fraction of Their Original Size

Matawan, NJ, November 9 2010– B Green Innovations, Inc (OTCBB: BGNN) announced today that it signed a non-binding Letter of Intent to acquire substantially all of the assets of Duzall, Inc (“Duzall”).  The transaction, which is subject to due diligence, the usual and customary conditions, and entering into a definitive agreement, is expected to close in March 2011. It is anticipated that Duzall assets will be acquired by a wholly owned subsidiary of B Green Innovations.

As people become more aware, they want to do their part to save the environment by recycling, but storage space is a problem and it takes time and costs money to make all those trips to the recycle depot. DUZALL™ crushes beverage containers to a fraction of their original size so less space is required to store all of these containers until there are enough to make a trip to the bottle depot worthwhile.

To view Duzall in action follow this link:

http://duzall.com/index4.html

Roger Jackson, founder of Duzall stated, “Our Company is built on the fundamental values of providing affordable superior quality products while contributing to a solution for the abundance of waste globally; we are part of the solution to an escalating environmental issue”.

Jerry Mahoney, Founder of B Green, remarked, “We are excited to be working with Duzall, we believe the product has great sales synergy with our existing network and potentially enormous opportunity as an Infomercial combined with our VibeAway® .” Mahoney added, “We continue to work to find and complete acquisitions that offer excellent growth potential and have management teams committed to success.”

About B Green Innovations:

The B Green Innovations, Inc. (“B Green”) “Go Green” mission from its inception is to create a “Green” company for the development of solutions to eliminate waste from the world’s environment.  B Green offers consumers a realistic and necessary solution to the problem of waste around the world. We believe that to truly have an impact on the planet, one must be committed to the environment and seek out environmentally-friendly products.

Certain information included in this press release, may contain forward-looking statements about our current and expected performance trends, growth plans, business goals and other matters. These statements may be contained in our filings with the Securities and Exchange Commission, in our press releases, in other written communications, and in oral statements made by or with the approval of one of our authorized officers. Information set forth in this press release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "should," "will," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

For more information please visit:

http://www.bgreeninnovations.com/

Contact:
Dolores Serafin
732-441-7700